Exhibit 10.3A

TESLA MOTORS, INC.

STOCK OPTION GRANT NOTICE

2003 EQUITY INCENTIVE PLAN

Tesla Motors, Inc. (the “Company”), pursuant to its 2003 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Time-Based Option”). This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto or incorporated herein in their entirety.

Optionholder:	Elon Musk

Date of Grant:	12/04/2009

Vesting Commencement Date:	12/04/2009

Number of Shares Subject to Option:	10,067,960

Exercise Price (Per Share):	$2.21

Total Exercise Price:	$22,250,191.60

Expiration Date:	12/03/2016

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:	Same as the Vesting Schedule.

Vesting Schedule:	25% of the shares vest immediately upon grant and the remaining 75% vest over the following thirty-six (36) months, with 1/36th of the remaining shares vesting per month, subject to Optionholder’s Continuous Service (as defined in the Plan) through each applicable vesting date.

Payment:	By one or a combination of the following items (described in the Stock Option Agreement):

Ö By cash or check
Ö By means of a cashless or broker-assisted exercise if the Shares are publicly traded
Ö By delivery of already-owned shares if the Shares are publicly traded
Ö By any other form of consideration approved by the Company’s Board of Directors

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company issued pursuant to the Time-Based Option evidenced by this Grant Notice and supersede all prior oral and written agreements with respect to the Time-Based Option; provided that any provisions related to shares issued pursuant to an option that are set forth in the Company’s financing documents to which Optionholder is party shall remain in full force and effect.

TESLA MOTORS INC.:		OPTIONHOLDER: ELON MUSK

By:	/s/ Craig Harding	/s/ Elon Musk
	Craig Harding / Signature		Signature

Title:	Interim General Counsel	Date:	3/22/10

Date:	3/15/10

ATTACHMENTS: STOCK OPTION AGREEMENT AND NOTICE OF EXERCISE

TESLA MOTORS, INC.

STOCK OPTION GRANT NOTICE

2003 EQUITY INCENTIVE PLAN

Tesla Motors, Inc. (the “Company”), pursuant to its 2003 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Performance-Based Option”). This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto or incorporated herein in their entirety.

Optionholder:	Elon Musk

Date of Grant:	12/04/2009

Vesting Commencement Date:	12/04/2009

Number of Shares Subject to Option:	10,067,960

Exercise Price (Per Share):	$2.21

Total Exercise Price:	$22,250,191.60

Expiration Date:	12/03/2016

Type of Grant:	Nonstatutory Stock Option

Exercise Schedule:	Same as the Vesting Schedule.

Vesting Schedule:	25% of the shares subject to the option will vest upon completion of the Model S engineering prototype as determined by the Board, 25% of the shares subject to the option will vest upon completion of the Model S vehicle prototype as determined by the Board, 25% of the shares subject to the option will vest upon the first production of the Model S vehicle as determined by the Board and 25% of the shares subject to the option will vest upon completion of production of the 10,000th Model S vehicle as determined by the Board, in each case subject to achievement on or prior to the fourth (4th) anniversary of the date of grant and subject to Optionholder remaining in Continuous Service (as defined in the Plan) through each applicable vesting date.

Payment:	By one or a combination of the following items (described in the Stock Option Agreement):

Ö By cash or check
Ö By means of a cashless or broker-assisted exercise if the Shares are publicly traded
Ö By delivery of already-owned shares if the Shares are publicly traded
Ö By any other form of consideration approved by the Company’s Board of Directors

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company issued pursuant to the Performance-Based Option evidenced by this Grant Notice and supersede all prior oral and written agreements with respect to the Performance-Based Option; provided that any provisions related to shares issued pursuant to an option that are set forth in the Company’s financing documents to which Optionholder is party shall remain in full force and effect.

TESLA MOTORS INC.:		OPTIONHOLDER: ELON MUSK

By:	/s/ Craig Harding	/s/ Elon Musk
	Craig Harding / Signature		Signature

Title:	Interim General Counsel	Date:	3/22/10

Date:	3/15/10

ATTACHMENTS: STOCK OPTION AGREEMENT AND NOTICE OF EXERCISE

TESLA MOTORS, INC.

2003 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your attached Stock Option Grant Notices (each a “Grant Notice” and collectively, the “Grant Notices”) and this Stock Option Agreement that applies to both Grant Notices, Tesla Motors, Inc. (the “Company”) has granted you two options (the Time-Based Option and the Performance-Based Option, as defined in the Grant Notices) under its 2003 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notices at the exercise price indicated in your Grant Notices. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

With respect to each of your two options (the Time-Based Option and the Performance-Based Option, as defined in the Grant Notices), the details of your option are as follows:

1.    VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2.    NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

3.    METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)    Provided that at the time of exercise the Common Stock is publicly traded, by means of a cashless or broker-assisted exercise that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b)    Provided that at the time of exercise the Common Stock is publicly traded, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the

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extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

Notwithstanding anything to the contrary contained herein, the Company shall use its best efforts to accommodate, and to cooperate fully with respect to, any election you may make as to the manner of payment of the exercise price and any reasonable request you may make in connection therewith.

4.    WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

5.    SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6.    TERM. You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a)    three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three (3)-month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(b)    twelve (12) months after the termination of your Continuous Service due to your Disability;

(c)    twelve (12) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(d)    the Expiration Date indicated in your Grant Notice; or

(e)    the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an incentive stock option, note that, to obtain the federal income tax advantages associated with an “incentive stock option,” the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an “incentive stock option” if you continue to provide services to

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the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.

7.    EXERCISE.

(a)    You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b)    By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c)    If your option is an incentive stock option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

(d)    By exercising your option, you agree that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 7(d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

8.    RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s bylaws in effect as of the effective date of grant as set forth in the applicable Grant Notice. The Company’s right of first refusal shall expire on the Listing Date.

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9.    OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create, in any way whatsoever, any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

10.    WITHHOLDING OBLIGATIONS.

(a)    At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a cashless or broker-assisted exercise), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

(b)    Upon your request and subject to compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)    You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied or adequately provided for. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

(d)    Notwithstanding anything to the contrary contained herein, the Company shall use its best efforts to accommodate, and to cooperate fully with respect to, any request you may make as to the manner of making adequate provision for the tax withholding obligations of the Company and/or any Affiliate and any reasonable request you may make in connection therewith.

11.    NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by

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mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12.    GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

13.    EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates that “Early Exercise” of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

(a)    a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b)    any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement; and

(c)    you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

14.    ISO EXERCISE LIMITATION.

(a)    If your option is an incentive stock option, the aggregate Fair Market Value of the shares of Common Stock with respect to which you may exercise your option for the first time during any calendar year, when added to the aggregate Fair Market Value of the shares of Common Stock subject to any other options designated as Incentive Stock Options and granted to you under any stock option plan of the Company or an Affiliate prior to the Date of Grant with respect to which such options are exercisable for the first time during the same calendar year, shall not exceed $100,000 (the “ISO Exercise Limitation”) unless applicable law requires that your option be exercisable sooner.1

(b)    Notwithstanding the provisions of paragraph 4(a), if the ISO Exercise Limitation would prevent you from exercising your option as to vested shares, then the ISO

1    For purposes of this provision, your options designated as Incentive Stock Options shall be taken into account in the order in which they were granted to you, and the Fair Market Value of shares of Common Stock shall be determined as of the time the option with respect to such shares of Common Stock is granted. If Section 422 of the Code is amended to provide for a different limitation from that set forth in this provision, the ISO Exercise Limitation shall be deemed amended effective as of the date required or permitted by such amendment to the Code.

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Exercise Limitation shall terminate as to such vested shares as such shares vest, and you may exercise your option as to such vested shares. Upon such termination of the ISO Exercise Limitation, your option shall be deemed a Nonstatutory Stock Option to the extent of the number of vested shares of Common Stock subject to your option that would otherwise exceed the ISO Exercise Limitation.

(c)    The ISO Exercise Limitation shall terminate, and you may fully exercise your option, as to all shares of Common Stock subject to your option for which your option would have been exercisable in the absence of the ISO Exercise Limitation upon the earlier of the following events:

(i)    the date of termination of your Continuous Service,

(ii)    the day immediately prior to the effective date of a Corporate Transaction described in subsection 11(c) the Plan in which your option is not assumed or substituted for as provided in the Plan, or

(iii)    the day that is ten (10) days prior to the Expiration Date of your option.

Upon such termination of the ISO Exercise Limitation, your option shall be deemed a Nonstatutory Stock Option to the extent of the number of shares of Common Stock subject to your option that would otherwise then exceed the ISO Exercise Limitation.

15.    TRANSFERABILITY.

(a)    If your option is an incentive stock option, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

(b)    If your option is a nonstatutory stock option, your option is not transferable, except (i) by will or by the laws of descent and distribution; (ii) by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the option is to be passed to beneficiaries upon the death of the trustor (settlor); and (iii) by gift, in a form accepted by the Company, to your “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e). The term “immediate family” is defined in 17 C.F.R. 240.16a-1(e) to mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes adoptive relationships. Your option is exercisable during your life only by you or a transferee satisfying the above-stated conditions. The right of a transferee to exercise the transferred portion of your option after termination of your Continuous Service shall terminate in accordance with your right to exercise your option as specified in your option. In the event that your Continuous Service terminates due to your death, your transferee will be treated as a person who acquired the right to exercise your option by bequest or inheritance. In addition to the foregoing, the Company may require, as a condition of the transfer of your option to a trust or by gift, that your transferee enter into an option transfer agreement provided by, or acceptable to, the Company. The terms of your option

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shall be binding upon your transferees, executors, administrators, heirs, successors, and assigns. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Date of Grant (as set forth in the Grant Notices).

TESLA MOTORS, INC.	“OPTIONEE”

By:
(Signature)

Its:
(Type or print name)

SIGNATURE PAGE TO STOCK OPTION AGREEMENT

NOTICE OF EXERCISE

Tesla Motors, Inc. 1050 Bing Street San Carlos, CA 94070	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one)	Incentive___	Nonstatutory Stock Option___

Stock option dated:	—————––

Number of shares as to which option is exercised:	—————––

Certificates to be issued in name of:	—————––

Total exercise price:	$

Cash payment delivered herewith:	$

Promissory note delivered herewith:	$

Amount of payment to be made by means of a cashless or broker-assisted exercise:	$

Value of ______ shares of ______________ common stock delivered herewith[1]:	$

Method(s) of providing for any withholding obligations:	—————––

1    Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

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By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2003 Equity Incentive Plan; (ii) to make adequate provision for (in the manner described in my Stock Option Agreement) your withholding obligation, if any, relating to the exercise of this option; and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

To the extent that the shares to be issued upon the exercise of the Option have not been registered under the Securities Act of 1933, as amended, I make the following acknowledgements:

(i)    I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and are deemed to constitute “restricted securities” under Rule 701 and “control securities” under Rule 144 promulgated under the Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Act and any applicable state securities laws.

(ii)    I further acknowledge that I will not be able to resell the Shares for at least ninety days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Act (the “Effective Date”) as may be requested by the Company or the representative of the underwriters. For purposes of this restriction, I will be deemed to own securities that (i) are owned directly or indirectly by me, including securities held for my benefit by nominees, custodians, brokers or pledgees; (ii) may be acquired by me within sixty (60) days of the Effective Date; (iii) are owned directly or indirectly, by or for my brothers or sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; or (iv) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which I am a shareholder, partner or beneficiary, but only to the extent

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of my proportionate interest therein as a shareholder, partner or beneficiary thereof. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

By:

Print Name:

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